UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2021

Okta, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38044	26-4175727
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 First St., Suite 600

San Francisco, California 94105

(Address of Principal Executive Offices) (Zip Code)

(888) 722-7871

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	OKTA	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 – Other Events

On May 3, 2021, Okta, Inc. (“Okta”) completed its previously announced acquisition of Auth0, Inc., a Delaware corporation (the “Company”), pursuant to the terms of an Agreement and Plan of Merger, dated as of March 3, 2021 (the “Merger Agreement”), with the Company, Ardbeg Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Okta, and Fortis Advisors LLC, a Delaware limited liability company, solely in its capacity as the securityholder representative thereunder. Pursuant to the terms of the Merger Agreement, Okta has the obligation to register the resale of certain shares of Class A common stock that were issued as consideration in the transaction (the “Stock Consideration”), pursuant to a Prospectus Supplement being filed with the Securities and Exchange Commission on the date hereof.

The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed hereto as Exhibit 2.1 and is incorporated herein by reference.

A copy of the legal opinion of Latham & Watkins LLP as to the legality of the issuance of the Stock Consideration pursuant to the Merger Agreement is filed hereto as Exhibit 5.1 and is incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of March 3, 2021, by and among Okta, Inc., Auth0, Inc., Ardbeg Merger Sub, Inc., and Fortis Advisors LLC.

5.1	Opinion of Latham & Watkins LLP.

23.1	Consent of Latham & Watkins LLP (included in its opinion filed as Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 10th day of May 2021.

OKTA, INC.

By:	/s/ Jonathan T. Runyan
Name: Jonathan T. Runyan
Title: General Counsel